INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
     of West Newton Savings Bank:

We have audited the accompanying consolidated balance sheets of West Newton Savings Bank and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial state-ments. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of West Newton Savings Bank and Subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Bank has elected to adopt Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," effective January 1, 1992 and SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securi-ties," effective December 31, 1993.

As discussed in Note 16 to the consolidated financial statements, on March 7, 1994, the Bank entered into an Agreement and Plan of Merger.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
January 24, 1994, except for Note 16, as to which the date is March 7, 1994


                 WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                         December 31, 1993 and 1992

                                   ASSETS

                                                     1993          1992
                                                       (In Thousands)

Cash and due from banks                           $    6,200    $    6,461
Federal funds sold and
   overnight deposits                                  6,075        15,640
     Total cash and cash equivalents                  12,275        22,101
Investment securities
   (Notes 2 and 9)                                    92,353        74,278
Loans, net (Note 3)                                  146,299       146,737
Advances to joint venture, net (Note 4)                    -           325
Foreclosed real estate, net (Note 5)                     618         1,138
Banking premises and equipment,
   net (Note 6)                                          902           768
Accrued interest receivable                            1,931         1,744
Other assets (Notes 7 and 10)                          2,960         3,139

     Total assets                                 $  257,338    $  250,230

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits (Note 8)                                 $  229,138    $  224,391
Federal Home Loan Bank advance (Note 9)                  364             -
Mortgagors' escrow accounts                              642           617
Accrued interest payable                                 478           594
Accrued expenses                                       1,896         1,575
Other liabilities                                        656           273
     Total liabilities                               233,174       227,450

Commitments and contingencies (Notes 11 and 12)

Stockholders' equity (Notes 13 and 14):
   Serial preferred stock, $.10 par
     value per share;
     10,000,000 shares authorized, none issued             -             -
   Common stock, $.10 par value per share;
     20,000,000 shares authorized;
     1,715,100 and 1,712,600 issued and
     outstanding in 1993 and 1992,
     respectively                                        172           171
   Additional paid-in capital                         11,734        11,720
   Undivided profits                                  12,258        10,889
     Total stockholders' equity                       24,164        22,780

     Total liabilities and
        stockholders' equity                      $  257,338    $  250,230

See accompanying notes to consolidated financial statements.

                 WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF INCOME


                Years Ended December 31, 1993, 1992 and 1991

                                                1993      1992      1991

                                                       (In Thousands, Except

                                                        Per Share Amounts)

Interest and dividend income:
   Interest and fees on loans                 $ 11,374  $ 13,683  $ 16,747
   Interest and dividends on
     investment securities                       4,231     3,891     3,508
   Interest on federal funds sold
     and overnight deposits                        324       514       802

        Total interest and
          dividend income                       15,929    18,088    21,057

Interest expense:
   Interest on deposits                          7,296     9,390    13,227
   Interest on Federal Home
     Loan Bank advance                              17         -         -
                                                 7,313     9,390    13,227

Net interest income                              8,616     8,698     7,830

Provision for loan losses (Note 3)                 400     1,775     1,340

Net interest income, after provision
   for loan losses                               8,216     6,923     6,490

Other income (charges):
   Loss on subleased property (Note 6)               -    (1,004)        -
   Customer service fees                           385       374       392
   Recovery (provision for losses) on
     joint venture advances (Note 4)               110      (232)     (129)
   Gain on security transactions, net
     (Note 2)                                        -         -        10
   Gains (losses) on foreclosed real estate,
     net (Note 5)                                   37      (510)       19
   Gains on loans sold                              94        24         -
   Miscellaneous                                    82        87       268
        Total other income (charges)               708    (1,261)      560

Operating expenses:
   Salaries and employee benefits
     (Note 15)                                   3,044     2,685     2,547
   Occupancy (Note 6 and 12)                       448       510       533
   Equipment (Note 6)                              143       165       205
   Data processing                                 258       252       282
   Federal deposit insurance                       511       499       456
   Other operating expenses                      1,268     1,235     1,140
        Total operating expenses                 5,672     5,346     5,163

                                (continued)

See accompanying notes to consolidated financial statements.

                 WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF INCOME (Concluded)

                Years Ended December 31, 1993, 1992 and 1991


                                                1993      1992      1991

                                                       (In Thousands, Except

                                                        Per Share Amounts)

Income before income taxes and
   cumulative effect of change in
   accounting principle                          3,252       316     1,887
Provision for income taxes (Note 10)             1,334       235       629

Income before cumulative effect of
   change in accounting principle                1,918        81     1,258

Cumulative effect of change in
   accounting for income taxes (Note 1)              -     1,567         -

Net income                                    $  1,918  $  1,648  $  1,258

Earnings per common share:
   Income before cumulative effect of
     change in accounting principle           $   1.09  $    .05  $    .73
   Cumulative effect of change in
     accounting for income taxes                     -       .91         -

Earnings per common share                     $   1.09  $    .96  $    .73

Weighted average common shares
   outstanding                                   1,767     1,735     1,714

See accompanying notes to consolidated financial statements.


WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years Ended December 31, 1993, 1992 and 1991

                                                       Additional
                                          Common         Paid-in       Undivided
                                           Stock         Capital        Profits         Total

                                                              (In Thousands)

Balance at December 31, 1990             $    171       $ 11,720       $  8,566       $ 20,457

Net income                                      -              -          1,258          1,258

Dividends declared ($.16 per share)             -              -           (274)          (274)

Balance at December 31, 1991                  171         11,720          9,550         21,441

Net income                                      -              -          1,648          1,648

Dividends declared ($.18 per share)             -              -           (309)          (309)

Balance at December 31, 1992                  171         11,720         10,889         22,780

Exercise of stock options (Note 14)             1             14              -             15

Net income                                      -              -          1,918          1,918

Dividends declared ($.32 per share)             -              -           (549)          (549)

Balance at December 31, 1993             $    172       $ 11,734       $ 12,258       $ 24,164

See accompanying notes to consolidated financial statements.

WEST NEWTON SAVINGS BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 1993, 1992 and 1991

                                                                       1993       1992        1991
                                                                              (in Thousands)
Cash flows from operating activities:
   Net income                                                        $ 1,918     $ 1,648    $ 1,258
   Adjustments to reconcile net income to net cash
     provided by operating activities:
        Amortization of deferred loan fees and investment
          securities, net of accretion                                   (75)       (228)      (212)
        Provisions for loan losses                                       400       1,775      1,340
        Provision for losses on (recovery of) joint venture advances     110         255        129
        Cumulative effect of change in accounting principle                -      (1,567)         -
        Loss on subleased property                                         -       1,004          -
        Gain on loans sold                                               (94)        (24)         -
        Gain on security transactions, net                                 -           -        (10)
        Losses (gains) from foreclosed real estate, net                  (29)        421       (119)
        Income from joint ventures, net                                    -         (23)         -
        Loans originated for sale                                    (11,298)    (15,979)    (5,941)
        Proceeds from sales of loans                                  11,298      16,003      5,941
        Depreciation and amortization expense                            132         166        275
        Provision (benefit) for deferred taxes                            (5)         13       (131)
        (Increase) decrease in accrued interest receivable
          and other assets                                               (3)         437        656
        Increase (decrease) in accrued interest payable, accrued
          expenses and other liabilities                                 519         114       (33)
             Net cash provided by operating activities                 2,653       4,015      3,153

Cash flows from investing activities:
   Decrease in interest-bearing deposits in banks, net                     -           -      5,000
   Proceeds from sales of investment securities                            -           -      4,146
   Proceeds from maturities of investment securities                  32,771      24,039     16,660
   Purchase of investment securities                                 (50,910)    (46,941)   (34,241)
   Proceeds from sale of foreclosed real estate                          588       2,246        319
   Disbursements for foreclosed real estate                                8         (89)      (100)
   Loans originated, net of principal payments                           224      12,695      6,232
   Repayment of advances to joint ventures                               435           -        199
   Return of investment in joint ventures                                  -          23          -
   Expenditures for banking premises and equipment                      (266)        (44)       (20)
             Net cash used by investing activities                   (17,150)     (8,071)    (1,805)
                                           (continued)
See accompanying notes to consolidated financial statements.


WEST NEWTON SAVINGS BANK AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Concluded)
Years Ended December 31, 1993, 1992 and 1991

                                                                       1993       1992        1991
                                                                              (in Thousands)
Cash flows from financing activities:
   Proceeds from exercise of stock options                                15           -          -
   Dividends paid on common stock                                       (480)       (274)      (274)
   Proceeds from Federal Home Loan Bank advance                          370           -          -
   Repayments of Federal Home Loan Bank advance                           (6)          -          -
   Net increase in deposits, excluding certificates
     of deposit                                                        7,902      16,068     18,263
   Net decrease in certificates of deposit                            (3,155)     (7,111)   (15,444)
   Net increase (decrease) in mortgagors' escrow accounts                 25         (15)        (8)
     Net cash provided by financing activities                         4,671       8,668      2,537

Net increase (decrease) in cash and cash equivalents                  (9,826)      4,612      3,885

Cash and cash equivalents at beginning of year                        22,101      17,489     13,604

Cash and cash equivalents at end of year                             $12,275     $22,101    $17,489

Supplementary information:

   Transfers from loans to foreclosed real estate                     $   47     $ 2,434    $ 1,100
   Interest paid on deposit accounts                                   7,412       9,178     13,496
   Interest paid on Federal Home Loan Bank advances                       17           -          -
   Income taxes paid, net of refunds received                          1,265         591        287

See accompanying notes to consolidated financial statements.

                  WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 Years Ended December 31, 1993, 1992 and 1991

          1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Basis of presentation and consolidation

               The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiar-ies, Prolog Corporation, Prolog Two Corporation and, in 1993, West Newton Securities Corp. Prolog Corpo-ration leases equipment to the Bank and Prolog Two Corporation has invested in real estate development ventures and currently holds a minor investment in real estate. West Newton Securities Corp. was formed in 1993 to engage in the purchasing, selling and holding of investment securities. All signifi-cant intercompany balances and transactions have been eliminated in consolidation.

               Accounting policy changes

               Investment securities:

               Effective December 31, 1993, the Bank adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Statement establishes standards for all debt securi-ties and for equity securities that have readily determinable fair values. As required under SFAS No. 115, prior year financial statements have not been restated.

               SFAS No. 115 requires that investments in debt securities that management has the positive intent and ability to hold to maturity be classified as "held to maturity" and reflected at amortized cost. Investments that are purchased and held principally for the purpose of selling them in the near term are classified as "trading securities" and reflected on the balance sheet at fair value, with unrealized gains and losses included in earnings. Investments not classified as either of the above are classified as "available for sale" and reflected on the balance sheet at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax effects. There was no effect on net income for the year ended December 31, 1993 relating to the adoption of SFAS No. 115.

               Prior to December 31, 1993, U.S. Government and federal agency obligations were stated at cost, adjusted for amortization of premium and accretion of discounts. Gains and losses on disposition of investment securities were computed by the average cost method. The carrying basis of debt securities reflected management's intention and ability to hold the securities for the foreseeable future or to maturity. For all years presented Federal Home Loan



                  WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               Accounting policy changes (continued)

               Bank stock is stated at cost.

               Income taxes:

               Effective January 1, 1992, the Bank adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". As permitted under SFAS No. 109, prior year financial statements have not been restated. SFAS No. 109 requires that deferred tax assets and lia-bilities be reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabili-ties will be adjusted accordingly through the provi-sion for income taxes. The Bank's allowance for loan losses for tax purposes that arose before 1987 will remain a permanent difference without recogni-tion of a deferred tax liability. However, the loan loss allowance maintained for financial reporting purposes will now be treated as a temporary differ-ence with allowance recognition of a related de-ferred tax asset, if it is deemed realizable. The cumulative effect of the change in accounting prin-ciple on years prior to 1992 is reflected as an increase in the 1992 operating results and amounted to $1,567,000. The effect of the accounting change for the year ended December 31, 1992 was to decrease net income by $230,000.

               For regulatory capital purposes, the recognition of deferred tax assets, when realization of such is dependent on an institution's future taxable income, is limited to the amount that can be realized within one year or 10% of core capital, whichever is less.

               Reclassification

               Certain amounts have been reclassified in the 1992 and 1991 consolidated financial statements to con-form to the 1993 presentation.

               Cash and cash equivalents

               Cash and cash equivalents include amounts due from banks and federal funds sold on a daily basis.

               Loans

               The Bank grants mortgage and consumer loans to customers. A substantial portion of the loan port-folio consists of mortgage loans in the eastern New England area. The ability of the Bank's debtors to



                  WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               Accounting policy changes (concluded)

               honor their contracts is dependent on the real estate and construction economic sectors and the New England economy in general.

               Loans, as reported, have been reduced by unadvanced funds on construction loans, deferred loan origina-tion fees and the allowance for loan losses.

               Interest income on loans is recognized on a simple interest basis and is not accrued on loans which are ninety days or more past due. Interest income previously accrued on such loans is reversed against current period earnings.

               Loan origination fees and certain related direct loan costs are deferred and the net amount is amor-tized as an adjustment of the yield on loans using the level interest method over the contractual life of the related loans.

               Allowance for loan losses

               This allowance for loan losses is established through a provision for loan losses charged to operations and is maintained at a level considered by management as adequate to provide for reasonably foreseeable loan losses.

               The provision and the level of the allowance are evaluated on a regular basis by management and are based on management's periodic review of the collectibility of the loans in light of known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic condi-tions.

               The allowance is an estimate and ultimate losses may vary from current estimates and future additions to the allowance may be necessary. As adjustments become necessary, they are reported in the results of operations for the periods in which they become known. Loan losses are charged against the allow-ance when management believes the collectibility of the loan balance is unlikely.

               Advances to joint venture

               Prolog Two Corporation accounts for its advances to a joint venture partnership at an amount that ap-proximates fair value (See Note 4).



                  WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               Foreclosed real estate

               Foreclosed real estate and in-substance foreclosures are held for sale and carried at the lower of cost or fair value less estimated costs to sell and an allowance for losses. Troubled loans are trans-ferred to foreclosed real estate upon completion of formal foreclosure proceedings, and to in-substance foreclosure when it is determined that the borrower has little or no equity in the underlying collateral and that loan payments can be expected only from the sale or operation of the collateral.

               Real estate properties acquired through foreclosure or classified as in-substance foreclosures are initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

               Valuations are periodically performed by management, and an allowance for losses is established through a charge to operations if the carrying value of a property exceeds its fair value less estimated costs to sell.

               Prior to December 31, 1992, foreclosed and in-sub-stance foreclosed real estate was carried at the lower of cost or net realizable value. Declines in value subsequent to foreclosure classification were reflected as direct charges to operations and to the related properties without the utilization of a valuation allowance. The change in accounting method had no significant effect on the Bank's results of operations in 1992.

               Banking premises and equipment

               Land is carried at cost. Banking premises, lease-hold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed primarily on the straight-line basis over the estimated useful lives of the assets or the terms of leases, if shorter.

               It is general practice to charge the cost of mainte-nance and repairs to earnings when incurred; major expenditures for improvements and additions are capitalized and depreciated.

               Income taxes

               Provisions for deferred income taxes are made as a result of timing differences between financial and income tax methods of accounting.



                  WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

               Banking premises and equipment (concluded)

               Pension plan

               The Bank uses the "net periodic pension cost" method of accounting for pensions for financial reporting purposes. This method recognizes the compensation cost of an employee's pension benefit over that employee's approximate service period. The aggre-gate cost method is used for funding purposes.

               Earnings per share

               The earnings per share computations for the years ended December 31, 1993, 1992 and 1991 are based on weighted average shares outstanding of 1,767,000, 1,735,000 and 1,714,000, respectively, and assume that outstanding stock options, when the market price exceeded the exercise price, were exercised and the proceeds used to purchase common shares. In each of the three years ended December 31, 1993, primary and fully diluted earnings per share were the same.

               Fair value of financial instruments

               Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instru-ments" requires disclosure of estimated fair values of all financial instruments where it is practicable to estimate such values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are signifi-cantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the derived fair value esti-mates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

               The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

                  Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair values.

                  Investment securities:  Fair values for invest-



                  WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  ment securities, excluding Federal Home Loan Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value.

                  Loans: For variable-rate loans that reprice fre-quently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans are esti-mated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for other loans (e.g., com-mercial real estate, construction, installment and passbook and stock loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                  Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-in-terest checking, passbook savings, and certain types of money market accounts) are, by defini-tion, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values of certificates of deposit are estimated using a discounted cash flow calcu-lation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                  Federal Home Loan Bank advances: The fair values of advances are estimated using discounted cash flow analyses based on the Bank's current incre-mental borrowing rates for similar types of bor-rowing arrangements.

                  Accrued interest: The carrying amounts of ac-crued interest approximate fair value.

                  Off-balance-sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings. The fair values of these in-struments are not material.



                  WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

               Fair value of financial instruments (concluded)

               Recent accounting pronouncement

               In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." The Statement requires that impaired loans be measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective inter-est rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collat-eral dependent.

               The Statement is applicable to all creditors and to all loans, except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, loans that are measured at fair value or at the lower of cost or fair value, leases, and convertible or nonconvertible debentures and bonds and other debt securities.

               The Statement applies to financial statements for fiscal years beginning after December 15, 1994. Earlier adoption is permissible. Management has not yet determined the financial statement impact of adopting the provisions of this statement.



WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2.  INVESTMENT SECURITIES

    Investment securities consist of the following at December 31, 1993 and 1992, and reflect the change in accounting principle as disclosed in
    Note 1 to the consolidated financial statements:

                                                     1993         1992
                                                      (In Thousands)

     Securities held to maturity, at
        amortized cost                              $91,086     $     -
     Securities held for investment, at
        amortized cost                                    -      72,940
     Federal Home Loan Bank stock, at cost            1,267       1,338
                                                    $92,353     $74,278

     The amortized cost and fair value of investment securities follows:

                                             Gross        Gross
                               Amortized   Unrealized  Unrealized   Fair
                                  Cost        Gains      Losses     Value
                                              (In Thousands)

December 31, 1993 (Held to
   Maturity):

   U.S. Government and federal
     agency obligations         $91,086        $617       $  77     $91,626

December 31, 1992 (Held for
   Investment):

   U.S. Government and federal
     agency obligations         $72,940        $913       $   -     $73,853

The amortized cost and fair value of debt securities by contractual maturity follows:

                      December 31, 1993              December 31, 1992
                     (Held to Maturity)             (Held for Investment)
                Amortized    Fair     Percent    Amortized   Fair   Percent
                   Cost      Value   of Total       Cost    Value  of Total
                                     (Dollars in Thousands)

Within 1 year    $37,907   $38,158     41.6%       $32,833  $32,125    45.0%
Over 1 year
  to 5 years      53,179    53,468     58.4         40,107   41,728    55.0
                 $91,086   $91,626    100.0%       $72,940  $73,853   100.0%


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

INVESTMENT SECURITIES (concluded)

Proceeds from the sale of investment bonds and obligations during 1991 were $4,148,000, no securities were sold during 1993 or 1992. Gross gains of $10,000 were recognized during 1991.

3.  LOANS

    A summary of the balances of loans follows:

                                                           December 31,
                                                          1993      1992
                                                          (In Thousands)

    Real estate mortgage loans:
      Residential mortgage                             $109,070  $105,898
      Commercial, participation and construction         28,516    30,030
      Second mortgage including home equity               9,723    12,235
                                                        147,309   148,163
      Less unadvanced funds on construction loans          (536)   (1,096)
        Total real estate mortgage loans                146,773   147,067

    Other Loans:
      Installment                                         2,911     3,163
      Passbook and stock                                    829       698
        Total other loans                                 3,740     3,861

        Total loans                                     150,513   150,928
      Less:  Allowance for loan losses                   (3,915)   (3,753)
             Deferred loan origination fees, net           (299)     (438)

      Loans, net                                       $146,299  $146,737

An analysis of the allowance for loan losses follows:

                                                Years Ended December 31,
                                                1993      1992      1991
                                                     (In Thousands)

    Balance at beginning of year               $3,753    $4,022    $3,642
    Provision for loan losses                     400     1,775     1,340
    Recoveries                                     90        38         3
                                                4,243     5,835     4,985
    Loans charged-off                            (328)   (2,082)     (963)

    Balance at end of year                     $3,915    $3,753    $4,022

At December 31, 1993 and 1992, the estimated fair value of loans was $153,787,000 and $155,053,000, respectively.

    LOANS (concluded)

    The Bank is servicing mortgage loans which amounted to $26,165,000 and $24,789,000 at December 31, 1993 and 1992, respectively.


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

    Non-accrual loans totaled $4,563,000 and $3,333,000 at December 31, 1993 and 1992, respectively. Interest earned but not accrued on such loans amounted to $615,000 and $638,000 at December 31, 1993 and 1992, respec-tively.

4.  ADVANCES TO JOINT VENTURE

    The Bank, through its wholly-owned subsidiary, Prolog Two Corporation, has in the past made investments in and advances to real estate joint ventures. As of December 31, 1992 the joint venture consisted of a limited partnership formed to operate and lease a professional office building. As of December 31, 1992, all equity contributions had been written off and the advance had been written down to its estimated fair value. The advance was secured by real estate and provided for interest at market rates. However, interest had not been paid or accrued for over three years on the advance. In 1993, the joint venture was termi-nated and Prolog Two Corporation received $435,000 as a settlement of the advance resulting in a recovery of $110,000.

    Changes in advances to joint ventures outstanding are as follows:

                                                Years Ended December 31,
                                                1993      1992      1991
                                                     (In Thousands)

    Gross balance at beginning of year          $ 325      $900    $1,924
    Advances charged-off                            -      (575)     (825)
    Distribution received                        (435)      (23)     (199)
    Recovery on advances                          110         -         -
    Equity in net income of investment              -        23         -
                                                    -       325       900
    Less allowance for losses on advances           -         -       320

    Balance at end of year                      $   -      $325    $  580

    An analysis of the allowance for losses on advances follows:

                                                Years Ended December 31,
                                                1993      1992      1991
                                                     (In Thousands)

    Balance at beginning of year                $   -      $320    $1,016
    Provision for losses on joint
      venture advances                              -       255       129
    Advances charged-off                            -      (575)     (825)

    Balance at end of year                      $   -      $  -     $ 320

5.  FORECLOSED REAL ESTATE

    Foreclosed real estate is comprised of:

                                                           December 31,
                                                          1993      1992
                                                          (In Thousands)

    Real estate acquired in settlement of loans          $  525    $  958
    Loans considered in-substance foreclosures              158       180
                                                            683     1,138


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

    Less allowance for losses                               (65)        -

                                                         $  618    $1,138

    Net gains (losses) applicable to foreclosed real estate include the following:

                                                Years Ended December 31,
                                                1993      1992      1991
                                                     (In Thousands)

    Net gain (loss) on sales of foreclosed
      real estate                              $   94     $(421)     $119
    Provision for loss                            (65)        -         -
    Operating income (expenses), net                8       (89)     (100)

                                               $   37     $(510)     $ 19

6.  BANKING PREMISES AND EQUIPMENT

    A summary of the cost and accumulated depreciation and amortization of banking premises and equipment and their estimated useful lives follows:

                                                December 31,      Estimated
                                             1993       1992    Useful Lives
                                              (In Thousands)

    Banking premises:
      Land                                 $  141    $  141            -
      Buildings and improvements            1,259     1,170      5-50 years
      Leasehold improvements                  690       654      5-20 years
    Furniture and equipment                 1,897     1,756      3-25 years
                                            3,987     3,721
    Less accumulated depreciation
      and amortization                     (3,085)   (2,953)

                                           $  902    $  768

    Depreciation and amortization expense for the years ended December 31, 1993, 1992 and 1991 amounted to $132,000, $166,000 and $275,000, respec-
    tively.

    BANKING PREMISES AND EQUIPMENT (concluded)

    In 1992, the Bank recorded a loss of $1,004,000 on subleased property including the writeoff of leasehold improvements with a net book value of $480,000. This decision resulted from the expiration of the sub-lease, the subtenant's notice of intent to vacate and the Bank's inabil-ity to find a new tenant.

7.  OTHER ASSETS

    Other assets consist of the following:

                                                           December 31,
                                                          1993      1992
                                                          (In Thousands)


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

    Net deferred tax asset                               $2,383    $2,378
    Refundable income taxes                                 229       332
    Condominium unit acquired for investment, net           190       155
    Other                                                   158       274

      Total other assets                                 $2,960    $3,139

8.  DEPOSITS

    A summary of deposit balances, by type, is as follows:

                                                           December 31,
                                                          1993      1992
                                                          (In Thousands)

    NOW and demand                                     $ 35,815  $ 31,706
    Money Market                                         35,618    37,896
    Regular and other                                    48,949    42,878
      Total non-certificate accounts                    120,382   112,480

    Term certificates greater than $100,000              19,272    16,497
    Term certificates less than $100,000                 89,484    95,414
      Total certificate accounts                        108,756   111,911

      Total deposits                                   $229,138  $224,391

    At December 31, 1993 and 1992, the estimated fair value of total deposit liabilities was $229,712,000 and $223,984,000, respectively.

    DEPOSITS (concluded)

    A summary of term certificate accounts by maturity is as follows:

                                  December 31, 1993      December 31, 1992
                                            Weighted                Weighted
                                            Average                 Average
                                  Amount      Rate      Amount        Rate
                                          (Dollars in Thousands)

    Within 1 year               $ 88,650       3.98%    $ 92,546      4.57%
    Over 1 year to 2 years        15,388       4.63       14,415      5.66
    Over 2 years to 3 years        4,213       4.40        4,938      5.32
    Over 3 years                     505       5.98           12      7.77

      Total                     $108,756       4.10%    $111,911      4.65%

9.   FEDERAL HOME LOAN BANK ADVANCE

     In 1993, the Bank obtained an advance from the Federal Home Loan Bank in the amount of $370,000. The advance bears interest at 6.72% and is due in monthly payments of $2,829 to April 2013. The advance is secured by a blanket lien on certain qualified collateral, defined principally as 90% of the fair value of U.S. Government and federal agency obligations and 75% of the carrying value of first mortgage loans on owner-occupied residential property. At December 31, 1993, the estimated fair value of the Federal Home Loan Bank advance was


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     $365,000.

10.  INCOME TAXES

     Allocation of the provision for federal and state income taxes between current and deferred portions is as follows:

                                                Years Ended December 31,
                                                1993      1992      1991
                                                     (In Thousands)

    Current tax provision:
      Federal                                  $1,027      $133      $572
      State                                       312        89       188
                                                1,339       222       760

    Deferred tax provision (benefit):
      Federal                                     (21)      (31)      (74)
      State                                        16        44       (57)
                                                   (5)       13      (131)

        Total provision                        $1,334      $235      $629

    INCOME TAXES (continued)

    The reasons for the differences between the corporate federal income tax rate and the effective tax rates are summarized as follows:

                                                Years Ended December 31,
                                                1993      1992      1991

    Statutory rate                              34.0%      34.0%    34.0%
    Increase (decrease) resulting from:
      State taxes, net of federal tax
         benefit                                 6.7       27.9      7.3
      Provision for losses on loans and
         joint venture advances in excess
         of (less than) the amount allowed
         for tax purposes                         .5       12.3     (3.9)
      Other, net                                 (.2)        .5     (4.1)

    Effective tax rates                         41.0%      74.7%    33.3%

    The components of the net deferred tax asset included in other assets are as follows:

                                                           December 31,
                                                          1993      1992
                                                          (In Thousands)

    Deferred tax liability:
      Federal                                            $  (45)   $  (45)
      State                                                  (8)       (7)
                                                            (53)      (52)
    Deferred tax asset:
      Federal                                             1,986     1,965
      State                                                 871       886


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                                          2,857     2,851
    Valuation reserve on asset                             (421)     (421)
                                                          2,436     2,430

    Net deferred tax asset                               $2,383    $2,378


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          INCOME TAXES (continued)

          The tax effect of each type of income and expense item that give rise to deferred taxes are:

                                                   December 31,
                                                  1993      1992
                                                  (In Thousands)

          Cash basis of accounting              $  479    $  475
          Investments                               18        27
          Depreciation and amortization            229       174
          Deferred loan fees                       131       187
          Allowance for loan losses              1,742     1,723
          Employee benefit plans                   201       179
          Other                                      4        14
                                                 2,804     2,799
          Valuation reserve                       (421)     (421)

          Net deferred tax asset                $2,383    $2,378

          There was no change in the valuation reserve for the years ended December 31, 1993 and 1992.

          A summary of the change in the net deferred tax asset is as follows:

                                                  Years Ended
                                                  December 31,
                                                  1993      1992
                                                 (In Thousands)

          Balance at beginning of year          $2,378    $  824
          Cumulative effect of change in
           accounting principle                      -     1,567
          Deferred tax benefit (provision)           5       (13)

          Balance at end of year                $2,383    $2,378

          The tax effects of the changes in each type of income and expense item that give rise to deferred taxes for the year ended December 31, 1991 are as follows:

          INCOME TAXES (concluded)

                                                     (In Thousands)

          Cash basis accounting for tax purposes          ($183)
          Recognition of income of joint ventures            66
          Deferral of net loan origination fees
            for financial reporting purposes                 32
          Book versus tax basis of investment
            securities and asset depreciation               (46)

                                                          ($131)

          11.  COMMITMENTS AND CONTINGENCIES


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          Loan Commitments

          The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These finan-cial instruments include various commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the consolidated balance sheet.

          The Bank's exposure to credit loss is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments as it does for all balance sheet instruments.

          At December 31, 1993 and 1992, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                  1993      1992
                                                 (In Thousands)

          Commitments to grant loans            $ 3,207   $ 2,644
          Unadvanced funds on equity
            lines-of-credit                      13,624    12,888

          Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condi-tion established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines-of-credit may expire without being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. These financial instruments are collateral-ized by real estate.

          Employment Agreements

          The Bank has entered into severance agreements with five principal officers, which provide for certain lump-sum severance payments within a two-year period following a "change in control" as defined in the agreements. In addition, the agreements provide for the immediate vest-ing of stock options and other similar benefits upon a "change in control".

          Other Contingencies

          In the ordinary course of business, various legal claims arise from time to time and, in the opinion of manage-ment, these claims will have no material effect on the Bank's consolidated financial position.

          12.  LEASE COMMITMENTS

          Pursuant to the terms of noncancelable lease agreements pertaining to banking premises, future minimum rental


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          COMMITMENTS AND CONTINGENCIES (concluded)

          commitments at December 31, 1993 are as follows:


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          LEASE COMMITMENTS (concluded)

               Years Ending
               December 31,                     (In Thousands)

                  1994                               $189
                  1995                                127
                  1996                                106

                                                     $422

          The future minimum rental commitments shown above include $319,000 which was accrued by the Bank as part of the loss on subleased property as described in Note 6.

          Net rent expense for the years ended December 31, 1993, 1992 and 1991 amounted to $108,000, $109,000 and
          $127,000, respectively.

          13.  STOCKHOLDERS' EQUITY

          Tax reserve for loan losses

          At October 31, 1993, the close of the most recent year for taxes, the total reserve for loan losses for federal income tax purposes amounted to approximately $3,067,000. If this amount, or any portion thereof, is used for purposes other than to absorb the losses for which estab-lished, an amount up to approximately 150% of the amount actually used (limited to the amount of the reserve), must be included in gross income for federal income tax purposes in the fiscal year in which used and would result in up to approximately $1,297,000 in additional federal income tax liability. As the Bank does not intend to use the reserves for purposes other than to absorb loan losses, deferred income taxes have not been provided on these amounts (See Note 1).

          Liquidation account

          At the time of the Bank's conversion from a Massachusetts chartered savings bank in mutual form to a Massachusetts chartered savings bank in stock form, the Bank estab-lished a liquidation account in the amount of $10,961,000. In accordance with Massachusetts law, the liquidation account is maintained for the benefit of Eligible Account Holders who continue to maintain their accounts in the Bank after the conversion. The liquida-tion account is reduced annually to the extent that Eligible Account Holders have reduced their Qualifying Deposit. Subsequent increases do not restore an Eligible Account Holder's interest in the liquidation account. In the event of a complete liquidation, Eligible Account Holders will be entitled to receive a distribution equal to their proportionate balance of the liquidation account to the extent funds are available.

          Dividend restrictions


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          STOCKHOLDERS' EQUITY (concluded)

          The Bank may not declare or pay cash dividends on its shares of common stock if the effect thereof would cause its stockholders' equity to be reduced below applicable capital maintenance requirements, or below the balance of the liquidation account, or if such declaration and payments would otherwise violate regulatory requirements.

          Minimum regulatory requirements

          Federal banking regulators require that the Bank meet certain Tier 1 leverage capital and risk-based capital ratio requirements. The Bank exceeded all minimum regu-latory requirements at December 31, 1993 and 1992.

          14.  STOCK OPTION AND OWNERSHIP PLANS

          The Bank has a Stock Incentive Plan for the benefit of its Directors, officers and other employees and has reserved 240,000 shares of common stock for issuance pursuant to options granted under the plan. Both "Incen-tive Stock Options" and "Non-Statutory Stock Options" may be granted under the plan. Incentive stock options granted under the plan will have an exercise price equal to or in excess of the fair market value of a share of common stock at the date the option is granted and will have a maximum option term of five years. Non-statutory stock options granted under the plan will have an exer-cise price of not less than 50% of the market value of a share of common stock at the date the option is granted and will have a maximum option term of ten years.

          Stock option activity for the years ended December 31, 1993 and 1992 is as follows:

                                           Years Ended December 31,
                                                  1993      1992

          Shares Under Option:
             Outstanding at beginning of year   144,400   120,400
             Expired and cancelled                    -    (5,000)
             Exercised                           (2,500)        -
             Granted                                  -    29,000

             Outstanding at end of year         141,900   144,400

          Exercisable at end of year             85,400    60,400

          Option Price Per Share                  $5.25 to $9.00

          The Bank has an Employee Stock Ownership Plan and Trust Agreement (ESOP) for eligible employees. Although the Bank has no current plans to fund the ESOP, it may be funded by Bank contributions made in cash (which will be invested primarily in common stock) or common stock. Benefits may be paid in shares of common stock or in cash, subject to the employees' right to demand shares.


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          STOCK OPTION AND OWNERSHIP PLANS (concluded)

          15.  EMPLOYEE BENEFITS

          The Bank provides basic and supplemental pension benefits for eligible employees through the Savings Banks Employ-ees Retirement Association Pension Plan ("SBERA"). Each employee reaching the age of 21 and having completed at least 1,000 hours of service in one consecutive twelve-month period beginning with such employee's date of em-ployment automatically becomes a participant in the retirement plan. All participants are fully vested after three years of such service.

          Net periodic pension cost and pension expense consisted of the following:

                                           Years Ended December 31,
                                            1993    1992      1991
                                                (In Thousands)

          Service cost-benefits earned
            during year                    $247    $176      $137
          Interest cost on projected
            benefits                        151     128       115
          Actual return on plan assets     (264)   (132)     (274)
          Net amortization and deferral     (12)    (12)      (12)
          Net loss                          152      49       188

               Total                       $274    $209      $154

          According to the Association's actuary, a reconciliation of the funded status of the plan is as follows for the plan years ended October 31, 1993 and 1992:

                                                    1993      1992
                                                   (In Thousands)

          Plan assets at fair value               $2,096    $1,835
          Projected benefit obligation             2,613     2,154

          Excess of projected benefit obligation
            over plan assets                        (517)     (319)
          Unamortized net obligation since
            adoption of SFAS No. 87                 (200)     (212)
          Unrecognized net loss                      240       327

          Accrued pension liability               $ (477)   $ (204)

          The accumulated benefit obligation (all vested) at Octo-ber 31, 1993 amounted to $1,565,000 which was less than the fair value of plan assets at that date.

          For the plan years ended October 31, 1993, 1992 and 1991 actuarial assumptions include an assumed discount rate on benefit obligations of 7%, 7% and 6.75%, respectively, and an expected long-term rate of return on plan assets of 7%, 6.75% and 7.75%, respectively. An annual salary increase of 6% was utilized for these years.


          WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

          EMPLOYEE BENEFITS (concluded)

          In addition, pension expense related to an unfunded supplemental pension benefit granted to the Bank's Chief Executive Officer amounted to approximately $10,000, $9,000 and $8,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

          16.  SUBSEQUENT EVENT

          On March 7, 1994, the Bank and Shawmut National Corpora-tion ("SNC") entered into an Agreement and Plan of Merg-er. In accordance with the terms of the Merger Agree-ment, each share of the Bank's issued and outstanding common stock at the effective time of the Merger, other than dissenting shares, shall be converted into the right to receive $25.00 per share. The consideration per share of common stock is subject to upward adjustment in cer-tain circumstances if the acquisition is not completed by September 30, 1994.

          The completion of the Merger is subject to certain condi-tions, including (a) approval by the stockholders of the Bank, (b) approval of the Federal Reserve Board, the Massachusetts Commissioner of Banks and other requisite federal and state regulatory authorities and (c) other closing conditions customary in transactions of this type.

          Concurrently with the execution of and as a condition of, and in consideration for SNC's entering into the Merger Agreement, the Bank and SNC entered into a Stock Option Agreement (the "Option Agreement"), dated as of March 7, 1994, providing, among other things, for the grant by the Bank to SNC of an option (the "Option") to purchase up to 19.9% of the Bank's then outstanding common stock at $21.00 per share, before giving effect to the exercise of the Option. The Option is only exercisable upon the occurrence of certain triggering events as specified in the Option Agreement. Under certain circumstances, the Bank would have a right of first refusal with respect to any secondary sale, transfer or other disposition of shares previously issued pursuant to the exercise of the Option.

                                             WEST NEWTON SAVINGS BANK AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     17.  QUARTERLY DATA (UNAUDITED)

          Summaries of consolidated operating results on a quarterly basis for the years ended December 31, 1993 and 1992 are as follows:
                                                 1993 Quarters                                 1992 Quarters
                                    Fourth    Third     Second    First           Fourth     Third     Second     First
                                                            (In Thousands, Except Per Share Amounts)
     Interest and dividend income   $3,793   $3,967    $4,056    $4,113           $4,382    $4,369     $4,546    $4,791
     Interest expense                1,709    1,794     1,847     1,963            2,121     2,268      2,401     2,600

     Net interest income             2,084    2,173     2,209     2,150            2,261     2,101      2,145     2,191
     Provision for loan losses (1)     100      100       100       100              100       225        250     1,200

     Net interest income, after
       provision for loan losses     1,984    2,073     2,109     2,050            2,161     1,876      1,895       991

     Other income (charges):
      (Provision) credit for
       losses on joint venture
       advances                          -        -       110         -             (155)       23          -      (100)
     Other, net (2)                    277      110       109       102              (59)       53        134    (1,157)
                                       277      110       219       102             (214)       76        134    (1,257)
     Operating expenses             (1,441)  (1,410)   (1,431)   (1,390)          (1,365)   (1,284)    (1,379)   (1,318)

     Income (loss) before
       income taxes and
       cumulative effect of
       accounting change               820      773       897       762              582       668        650    (1,584)
     Provision (benefit) for
       income taxes (3)                328      312       370       324              255       294        283      (597)

     Income (loss) before
       cumulative effect of
       accounting change               492      461       527       438              327       374        367      (987)
     Cumulative effect of change
       in accounting for income
       taxes                             -        -         -         -                -         -          -     1,567

     Net Income                     $  492   $  461    $  527    $  438           $  327    $  374     $  367    $  580

     Earnings per
     common share (Note 1)          $  .28   $  .26    $  .30    $  .25           $  .19    $  .22     $  .21    $  .34


                 WEST NEWTON SAVINGS BANK AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)

                    QUARTERLY DATA (UNAUDITED) (concluded)

          (1) The increase in the provision for loan losses in the first quarter of 1992 was made primarily to reflect increases in classified loans and declining property values.

          (2) The Bank recorded a loss on subleased property in the first quarter of 1992 as a result of the expiration of a tenant sublease, the subtenant's notice of intent to vacate, and the Bank's inability to find a new tenant.

          (3) Fluctuations in the provision for income taxes provided for each quarter are the result of the estimated annual effective income tax rates utilized for the periods.